Exhibit 10.2

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT (this “Standstill Agreement”) is entered into this 29th day of September, 2021, by and among Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”), Spring Creek Capital, LLC, a Delaware limited liability company (“SCC”), and Koch Strategic Platforms, LLC, a Delaware limited liability company (together with SCC, “KSP”).

WHEREAS, concurrently with the execution and delivery of this Standstill Agreement, the Company is entering into a Note Purchase Agreement with SCC (the “Note Purchase Agreement”), pursuant to which SCC agreed to purchase from the Company a note (the “Note”) in the aggregate principal amount of $100,000,000 (such transaction and the other transactions to be consummated pursuant to the Note Purchase Agreement, the “Transactions”); and

WHEREAS, in consideration of, and as a condition to, the issuance of the Note and the rights granted to SCC under the Note Purchase Agreement, the Company and KSP desire to and have agreed to enter into this Standstill Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as set forth below.

Defined terms used but not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement.

1.	Standstill.

(a)

Until the later of (x) the conversion of the Note in full; and (y) twelve months from the date of Closing (such period, the “Standstill Period”), KSP shall not, and shall cause its subsidiaries, affiliates (whether controlled, controlling or under common control) and its and their representatives (in the case of such representatives, acting on behalf, or at the direction, of KSP or its subsidiaries or affiliates (whether controlled, controlling or under common control)) to not, either directly or indirectly or in concert with any other person, without the prior written consent of the board of directors of the Company:

(i)

effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or knowingly encourage (including, without limitation, through the provision of financing) any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in:

A.

any acquisition of any voting securities (or beneficial ownership thereof), or rights or options to acquire any voting securities (or beneficial ownership thereof), of the Company or any of its subsidiaries if, immediately after giving effect to such acquisition, KSP and its subsidiaries and affiliates (whether controlled, controlling or under common control), would beneficially own or exercise control or direction over voting securities (or securities or notes convertible into voting securities) of the Company having aggregate voting rights equal to or greater than 9.9% of the aggregate voting power of the Company (when converted into voting securities, in the case of securities or notes convertible into voting securities) (which 9.9% limit shall be calculated to include the Common Shares issuable upon conversion of the Note in each of the numerator and the denominator as if they had been converted);

B.	any acquisition of any debt, material assets or material businesses of the Company or any of its subsidiaries;

C.	any tender or exchange offer, take-over bid, merger or other business combination involving the Company or any of its subsidiaries;

D.	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or

E.

any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or votes or any other attempt to influence votes from or by any holder of any voting securities of the Company or any of its subsidiaries in connection with any vote of the holders of any such securities;

(ii)

form, join or in any way communicate or associate with other security-holders or participate in a “group” (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the Company or any of its subsidiaries or any voting securities of the Company or any of its subsidiaries;

(iii)

otherwise act, alone or in concert with others, (A) to seek or obtain representation on or to control, change, advise or influence the management, board of directors or policies of the Company or any of its subsidiaries, or (B) to propose any matter to be voted upon by the shareholders of the Company or any of its subsidiaries or that any meeting of the shareholders of the Company be called or held;

(iv)	disclose or direct any person to disclose any intention, plan or arrangement inconsistent with the foregoing;

(v)

advise, assist or knowingly encourage or direct any person (including, without limitation, serving as a financing source for any other person) to advise, assist or knowingly encourage any other persons in connection with any of the foregoing; or

(vi)

issue any press release or make any public statement, or induce or encourage others to do the same, that is untrue, derogatory or disparaging of, or that is intended to cause reputational damage or embarrassment to, the Company, any of the Company’s subsidiaries, the board of directors of the Company or any of its subsidiaries as a whole or any of its or its subsidiaries’ directors, officers or employees.

(b)

KSP hereby agrees that neither it nor its subsidiaries, affiliates (whether controlled, controlling or under common control) or its or their representatives (in the case of such representatives, acting on behalf, or at the direction, of KSP or its subsidiaries or affiliates (whether controlled, controlling or under common control)) will in any manner, directly or indirectly, request the Company or any of its representatives to, directly or indirectly, amend or waive any provision of this Section 1 (including, without limitation, this Section 1(b)). Notwithstanding the foregoing, KSP may initiate and engage in private, nonpublic discussions with, and submit confidential proposals to, the board of directors or executive officers of the Company, in each case with respect to any the matters prohibited by Section 1(a); provided, that (i) any such proposal is conditioned on the written approval of the board of directors of the Company, and (ii) any such discussions or proposal are not reasonably expected to require any public disclosure on the part of KSP, the Company or any of their respective subsidiaries or affiliates (whether controlled, controlling or under common control). KSP shall be liable for any breach of this Agreement by its subsidiaries, affiliates (whether controlled, controlling or under common control) or representatives (in the case of such representatives, acting on behalf, or at the direction, of KSP or its subsidiaries or affiliates (whether controlled, controlling or under common control)).

(c)

The KSP shall, and shall cause its subsidiaries and affiliates (whether controlled, controlling or under common control) to, include the Company on any list maintained by it or its subsidiaries or affiliates (whether controlled, controlling or under common control) that prohibits or limits trading by KSP or its subsidiaries or affiliates (whether controlled, controlling or under common control) or its or their personnel in the securities of publicly listed companies included on such list.

(d)

The restrictions set forth herein shall automatically terminate if at any time during the Standstill Period (i) the Company consummates, or publicly announces its entry into a definitive agreement providing for, a Change of Control Transaction (as such term is defined in the Note), (ii) the Company recommends that the Company’s shareholders accept a tender offer made by a third party for more than 50% of the votes attaching to all of its outstanding voting securities, or (iii) any third party (A) concurrently (x) “commences a tender offer” (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended) or exchange offer for more than 50% of the outstanding voting securities of the Company, and (y) makes a “take-over bid” (within the meaning of National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”)) for such number of the outstanding voting securities of the Company which constitute more than 50% of the votes attaching to all outstanding voting securities of the Company that is not exempt from Part 2 of NI 62-104, and (B) within 15 Business Days thereafter, the Company’s board of directors does not recommend that its shareholders reject such offer and take-over bid.

(e)

Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit the activities of any Investor Party; provided, that such Investor Party (i) has not received material non-public information regarding the Company and (ii) is not acting on behalf, or at the direction, of, or in concert with KSP, SCC or any of their subsidiaries. The Company acknowledges that employees of KSP and its affiliates (whether controlled, controlling or under common control) may serve on the governing boards, advisory committees or similar committees of Investor Parties, and information shall not be deemed to have been received by any such Investor Party solely due to such employee’s dual role (so long as such employee does not disclose such information to the Investor Party or its representatives).

(f)

For purposes of this Agreement, the term “Investor Parties” shall mean (i) KSP’s affiliates (whether controlled, controlling or under common control) other than KSP, SCC and their subsidiaries, which affiliates of KSP are not acting on behalf, or at the direction, of or in concert with KSP, SCC or their subsidiaries, (ii) employee benefit plans sponsored by KSP or any of its affiliates (whether controlled, controlling or under common control) (or a master trust holding the assets of such benefit plans), (iii) any family office that is an affiliate (whether controlled, controlling or under common control) of Koch Industries, Inc. or any of its shareholders and/or any investment fund or vehicle advised by, or managed by, any such family office, (iv) any trust, foundation, partnership, or entity created by or for Charles G. Koch and/or David H. or Julia F. Koch and/or any of their respective family members, (v) any entity 80% of whose voting equity interests is owned by one or more of such trusts, foundations, partnership, or entities, and/or (vi) any other person or entity that invests money for or on behalf of any of the foregoing in its capacity as such.

2.

Termination. This Standstill Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, at the end of the Standstill Period, or earlier in the circumstances contemplated by Section 1(d); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach.

3.	Miscellaneous.

(a)	KSP acknowledges that the Company and others will rely on the acknowledgments, understandings and agreements contained in this Standstill Agreement.

(b)

Each of the Company and KSP is entitled to rely upon this Standstill Agreement and is irrevocably authorized to produce this Standstill Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

(c)

Notwithstanding anything to the contrary in this Standstill Agreement, this Standstill Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other party hereto.

(d)	All the agreements made by each party hereto in this Standstill Agreement shall survive the Closing.

(e)

This Standstill Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(f)

This Standstill Agreement and the Note Purchase Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(g)

Except as otherwise provided herein, this Standstill Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(h)

If any provision of this Standstill Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Standstill Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(i)	Each party shall pay all of its own expenses in connection with this Standstill Agreement and the transactions contemplated hereby.

(j)

Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to KSP or SCC, to:

Koch Strategic Platforms, LLC

4111 East 37th Street North

Wichita, Kansas 67220

Attention: President

Email: legalnotices@kochps.com

with	a required copy (which shall not constitute notice) to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attention: Jack Bowling; Stephen Quinlivan

Email: jack.bowling@stinson.com; stephen.quinlivan@stinson.com

(ii)	if to the Company, to:

Li-Cycle Holdings Corp.

2351 Royal Windsor Dr., Unit 10

Mississauga, ON L5J 4S7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with	a required copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention:     Paul M. Tiger

                     Andrea Merediz Basham

Email:          paul.tiger@freshfields.com

                      andrea.basham@freshfields.com

(k)

This Standstill Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Standstill Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Standstill Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would require the application of any other law.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS STANDSTILL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS STANDSTILL AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 3(j) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS STANDSTILL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS STANDSTILL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS STANDSTILL AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND

HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS STANDSTILL AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3(k).

(l)

KSP hereby agrees that the Company would be irreparably injured by a breach of this Standstill Agreement by the KSP or its subsidiaries, affiliates (whether controlled, controlling or under common control) or representatives and that money damages are an inadequate remedy for an actual or threatened breach of this Standstill Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the Company in the event that this Standstill Agreement is breached. Therefore, the KSP agrees to the granting of specific performance of this Standstill Agreement and injunctive or other equitable relief in favor of the Company as a remedy for any such breach, without proof of actual damages. KSP further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for any of KSP or its subsidiaries, affiliates (whether controlled, controlling or under common control) or representatives’ breach of this Standstill Agreement but shall be in addition to all other remedies available at law or in equity to the Company. KSP also agrees to reimburse the Company for all costs and expense, including without limitation reasonable attorneys’ fees, incurred by the Company (as applicable) in enforcing KSP’s obligations hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and KSP has executed or caused this Standstill Agreement to be executed by its duly authorized representative as of the date set forth above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar Title: Chief Executive Officer

Signature Page to

Standstill Agreement

SCC:

SPRING CREEK CAPITAL, LLC

By:	/s/ Eric Butcher
Name: Eric Butcher Title: President

KSP:

KOCH STRATEGIC PLATFORMS, LLC

By:	/s/ David Park
Name: David Park Title: President